Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 96 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Value Fund and Strategic Advisers Growth Fund of our reports dated July 15, 2019; Strategic Advisers Core Fund, Strategic Advisers Short Duration Fund, Strategic Advisers Tax-Sensitive Short Duration Fund, Strategic Advisers Fidelity U.S. Total Stock Fund and Strategic Advisers Fidelity Emerging Markets Fund of our reports dated July 16, 2019; and Strategic Advisers Fidelity Core Income Fund of our report dated July 19, 2019, relating to the financial statements and financial highlights included in the May 31, 2019 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts July 22, 2019